SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)    July 14, 1999




                         ORANGE-CO, INC.
       (Exact Name of Registrant as Specified in Charter)



     Florida                 1-6442               59-0918547
    --------                 ------               ----------
   (State or Other        (Commission           (IRS Employer
    Jurisdiction of        File Number)          Identification
    Incorporation)                                    No.)



2020 U.S. Highway 17 South, P.O. Box 2158, Bartow, Florida  33830
-----------------------------------------------------------------
    (Address of Principal Executive Offices)           (Zip Code)



Registrant's telephone number, including area code:  (941) 533-0551



                         Not Applicable
---------------------------------------------------------------
  Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

     On July 14, 1999, Ben Hill Griffin, III and Ben Hill Griffin, Inc. entered into a letter of intent with Reservoir Capital Group, LLC ("Reservoir") to acquire the shares of Orange-Co., Inc., a Florida corporation (the "Registrant") held by Ben Hill Griffin, Inc. and Ben Hill Griffin, III (jointly, "BHG"). Subject to the terms of the letter of intent, Reservoir would purchase the 5,405,160 shares, or 52.4%, of the outstanding common stock of the Registrant held by BHG (the "Shares") for a cash price of $7.00 per share. A copy of the letter of intent with Reservoir is attached as Exhibit 10-34.

     Also on July 14, 1999, Ben Hill Griffin, III and Ben Hill Griffin, Inc. entered into a letter of intent with Pasco Acquisition, Inc. to purchase the processing plant and food service assets of the Registrant if Reservoir or its affiliates complete the acquisition of the Shares. A copy of the letter of intent with Pasco Acquisition, Inc. is attached as Exhibit 10-35.

     On July 15, 1999, the Registrant issued a press release regarding the foregoing, a copy of which is attached as Exhibit 99-5.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits
    10.34 Letter of Intent from Reservoir Capital Group, LLC. to Ben Hill Griffin, Inc. and Ben Hill Griffin, III, dated July 14, 1999.


    10.35 Letter of Intent between Pasco Acquisition, Inc.,and Ben Hill Griffin, Inc. and Ben Hill Griffin III, dated JUly 14, 1999.

    99.5  Press Release by Orange-co, Inc.


                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be duly signed on its behalf by the undersigned hereunto duly authorized, on July 16, 1999.

                                   Orange-co, Inc.
                                   (Registrant)


                                   By:/s/ Dale A. Bruwelheide
                                      -----------------------
                                      Vice President and
                                      Chief Financial Officer